Exhibit 99.1

Booking Holdings Reports Financial Results for 2nd Quarter 2020

NORWALK, CT – August 6, 2020. . . Booking Holdings Inc. (NASDAQ: BKNG) today reported its 2nd quarter 2020 financial results. Second quarter gross travel bookings for Booking Holdings Inc. (the "Company," "Booking Holdings," "we," "our" or "us"), which refers to the total dollar value, generally inclusive of taxes and fees, of all travel services booked by its customers, net of cancellations, were $2.3 billion, a decrease of 91% over a year ago (approximately a 91% decrease on a constant-currency basis). Room nights booked in the 2nd quarter decreased 87% over a year ago. The Company's results for the 1st half of 2020 have been significantly and negatively impacted due to the COVID-19 pandemic and the resulting economic conditions and government orders.
Booking Holdings' total revenues for the 2nd quarter of 2020 were $630 million, an 84% decrease from the prior year (approximately an 83% decrease on a constant-currency basis). Net income in the 2nd quarter of 2020 was $122 million, an 88% decrease as compared to the prior year. Net income for the 2nd quarters of 2020 and 2019 includes gains on marketable equity securities of $835 million and $17 million, respectively. Net income in the 2nd quarter of 2020 was $2.97 per diluted share, an 87% decrease as compared to the prior year.
Non-GAAP total revenues for the 2nd quarter of 2020 were $630 million, an 83% decrease as compared to the prior year (approximately an 83% decrease on a constant currency basis). Non-GAAP net loss in the 2nd quarter of 2020 was $443 million, compared to non-GAAP net income of $1.0 billion in the prior year. Non-GAAP net loss in the 2nd quarter was $10.81 per diluted share, compared with non-GAAP net income of $23.59 per diluted share in the prior year. Non-GAAP net income (loss) includes adjustments to exclude net gains or losses on marketable equity securities. Adjusted EBITDA loss for the 2nd quarter of 2020 was $376 million, compared with Adjusted EBITDA of $1.4 billion a year ago. The section below entitled "Non-GAAP Financial Measures" provides definitions and information about the use of non-GAAP financial measures in this press release, and the attached financial and statistical supplement reconciles non-GAAP financial results with Booking Holdings' financial results under GAAP.
"We faced a challenging second quarter and continue to face challenges due to the impact of the COVID-19 pandemic on travel demand. However, we have witnessed improvement in booking trends since April, which is encouraging" said Glenn Fogel, Chief Executive Officer of Booking Holdings. Mr. Fogel continued, "Looking forward, we continue to execute on our operating plans to navigate the Company through these challenging times and enable us to emerge from this crisis in a position of strength."

Non-GAAP Financial Measures
The Unaudited Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and include all normal and recurring adjustments that management of the Company considers necessary for a fair presentation of its financial position and operating results.
To supplement the Unaudited Consolidated Financial Statements, the Company uses the following non-GAAP financial measures: Non-GAAP total revenues, adjusted EBITDA, non-GAAP net income, non-GAAP net income per diluted share and free cash flow (net cash provided by operating activities less capital expenditures). The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
The Company uses non-GAAP financial measures for financial and operational decision-making and as a basis to evaluate performance and set targets for employee compensation programs. The Company believes that these non-
GAAP financial measures are useful for analysts and investors to evaluate the Company's ongoing operating performance because they facilitate comparison of the Company's results for the current period and projected next-period results to those of prior periods and to those of its competitors (though other companies may calculate similar non-GAAP financial measures differently from those calculated by the Company). These non-GAAP financial measures, in particular adjusted EBITDA, non-GAAP net income and free cash flow are not intended to represent funds available for Booking Holdings' discretionary use and are not intended to represent or to be used as a substitute for operating income, net income or cash flow from operations as measured under GAAP. The items excluded from these non-GAAP measures but included in the calculation of their closest GAAP equivalent, are significant components of the Company's consolidated statements of operations and cash flows and must be considered in performing a comprehensive assessment of overall financial performance.
Non-GAAP net income is net income with the following adjustments:
•  excludes an adjustment to merchant revenues related to prior periods due to a correction in the timing of revenue recognition on a component of merchant revenue in the 1st quarter of 2019, which was reversed in the 2nd quarter of 2019,
•excludes charges, if any, to correct an error related to the nonpayment of prior-period wage-related tax on compensation paid to certain highly-compensated former employees in the year of separation,
•excludes amortization expense of intangible assets,
•  excludes the impact, if any, of impairment of goodwill,
•  excludes non-cash interest expense related to the amortization of debt discount and gains or losses on early extinguishment of debt, if any, related to our convertible debt,
•  excludes the impact, if any, of significant gains or losses on the sale of cost-method investments and significant charges related to other-than-temporary impairments of such investments,
•  excludes gains and losses on marketable equity securities,
•excludes foreign currency transaction gains or losses on Euro-denominated debt that is not designated as a hedging instrument for accounting purposes,
•excludes income taxes, if any, related to convertible notes held for investment that matured, and were reclassified from accumulated other comprehensive loss to income tax expense,
•  excludes the income tax impact, if any, related to one-time adjustments as a result of the U.S. Tax Cuts and Jobs Act ("Tax Act") enacted in December 2017, and
•  the income tax impact of the non-GAAP adjustments mentioned above.
In addition to the adjustments listed above regarding non-GAAP net income, adjusted EBITDA excludes depreciation expense, interest income, interest expense and income tax expense.
We evaluate certain operating and financial measures on both an as-reported and constant-currency basis.  We calculate constant currency by converting our current-year period results for transactions recorded in currencies other than U.S. Dollars using the corresponding prior-year period monthly average exchange rates rather than the current-year period monthly average exchange rates.
The attached financial and statistical supplement includes reconciliations of our financial results under GAAP to non-GAAP financial information for the three and six months ended June 30, 2020 and 2019.

Information About Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements reflect the views of the Company's management regarding current expectations and projections about future events and are based on currently available information and current foreign currency exchange rates. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, "may," "will," "should," "could," "aims," "seeks," "expects," "plans," "anticipates," "intends," "believes," "estimates," "predicts," "potential," "targets," and "continue," reflecting something other than historical fact are intended to identify forward-looking statements.
The following factors, among others, could cause the Company's actual results to differ materially from those described in the forward-looking statements:
-- the adverse impact of the COVID-19 pandemic on the Company's business, financial performance and travel demand, generally;
-- adverse changes in general market conditions for travel services, including the effects of macroeconomic conditions, terrorist attacks, natural disasters, health concerns, civil or political unrest or other events outside our control;
-- any adverse impacts on our business, operations and/or reputation as a result of any utilization of COVID-19-related governmental stimulus or aid packages;
-- the effects of competition;
-- any write-downs or impairments of goodwill or intangible assets related to acquisitions or investments, any increases in provisions for expected credit losses on receivables from and cash advances made to our travel service provider and restaurant partners and any increases in cash outlays to refund consumers for prepaid reservations;
-- adverse changes in relationships with travel service providers and restaurants;
-- our ability to attract and retain qualified personnel;
-- IT systems-related failures, data privacy risks and obligations, and/or security breaches;
-- fluctuations in foreign currency exchange rates and other risks associated with doing business in multiple currencies;
-- our ability to successfully manage growth and expand our global business;
-- our ability to respond to and keep up with the rapid pace of technological and market changes;
-- our performance marketing efficiency and the general effectiveness of our marketing efforts;
-- any change by our search and meta-search partners in how they present travel search results or conduct their auctions for search placement in a manner that is competitively disadvantageous to us; and
-- tax, legal and regulatory risks.
For a detailed discussion of these and other factors that could cause the Company's actual results to differ materially from those described in the forward-looking statements, please refer to the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and any subsequently filed Quarterly Reports on Form 10-Q. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

About Booking Holdings Inc.
Booking Holdings (NASDAQ: BKNG) is the world’s leading provider of online travel & related services, provided to consumers and local partners in more than 220 countries and territories through six primary brands: Booking.com, KAYAK, Priceline, Agoda, Rentalcars.com and OpenTable. The mission of Booking Holdings is to make it easier for everyone to experience the world.

For more information, visit BookingHoldings.com and follow us on Twitter @BookingHoldings.
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For Press Information: Leslie Cafferty (203) 299-8128 leslie.cafferty@bookingholdings.com
For Investor Relations: Michael Noonan (203) 299-8489 michael.noonan@bookingholdings.com

Booking Holdings Inc.
CONSOLIDATED BALANCE SHEETS
(In millions, except share and per share data)

	June 30, 2020	December 31, 2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$10,404	$6,312
Short-term investments (Available-for-sale debt securities: Amortized cost of $998 at December 31, 2019)	—	998
Accounts receivable, net (Allowance for expected credit losses of $282 and $49, respectively)	566	1,680
Prepaid expenses and other current assets, net (Allowance for expected credit losses of $12 and $6, respectively)	483	843
Total current assets	11,453	9,833
Property and equipment, net	736	738
Operating lease assets	577	620
Intangible assets, net	1,865	1,954
Goodwill	2,412	2,913
Long-term investments (Includes available-for-sale debt securities: Amortized cost of $775 and $2,192, respectively)	2,946	4,477
Other assets, net (Allowance for expected credit losses of $44 at June 30, 2020)	923	867
Total assets	$20,912	$21,402

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$581	$1,239
Accrued expenses and other current liabilities	1,445	1,578
Deferred merchant bookings	910	1,561
Convertible debt	973	988
Total current liabilities	3,909	5,366
Deferred income taxes	931	876
Operating lease liabilities	417	462
Long-term U.S. transition tax liability	922	1,021
Other long-term liabilities	101	104
Long-term debt	10,633	7,640
Total liabilities	16,913	15,469

Commitments and Contingencies

Stockholders' equity:
Common stock, $0.008 par value, Authorized shares: 1,000,000,000 Issued shares: 63,390,891 and 63,179,471, respectively	—	—
Treasury stock, 22,442,328 and 21,762,070 shares, respectively	(24,119)	(22,864)
Additional paid-in capital	5,699	5,756
Retained earnings	22,652	23,232
Accumulated other comprehensive loss	(233)	(191)
Total stockholders' equity	3,999	5,933
Total liabilities and stockholders' equity	$20,912	$21,402

Booking Holdings Inc.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Agency revenues	$357	$2,607	$1,781	$4,556
Merchant revenues	245	959	904	1,562
Advertising and other revenues	28	284	233	569
Total revenues	630	3,850	2,918	6,687
Operating expenses:
Marketing expenses	211	1,367	1,062	2,560
Sales and other expenses	131	248	508	463
Personnel, including stock-based compensation of $77, $79, $83 and $153, respectively	452	619	936	1,120
General and administrative	104	180	305	371
Information technology	70	70	148	135
Depreciation and amortization	112	119	229	235
Restructuring and other exit costs	34	—	34	—
Impairment of goodwill	—	—	489	—
Total operating expenses	1,114	2,603	3,711	4,884
Operating (loss) income	(484)	1,247	(793)	1,803
Other income (expense):
Interest income	12	34	44	69
Interest expense	(96)	(68)	(160)	(134)
Net gains on marketable equity securities	835	17	528	468
Impairment of investment	—	—	(100)	—
Foreign currency transactions and other	(58)	(23)	(32)	(31)
Total other income (expense)	693	(40)	280	372
Income (loss) before income taxes	209	1,207	(513)	2,175
Income tax expense	87	228	64	431
Net income (loss)	$122	$979	$(577)	$1,744
Net income (loss) applicable to common stockholders per basic common share	$2.98	$22.62	$(14.07)	$39.52
Weighted-average number of basic common shares outstanding (in 000's)	40,922	43,251	41,007	44,124
Net income (loss) applicable to common stockholders per diluted common share	$2.97	$22.44	$(14.07)	$39.17
Weighted-average number of diluted common shares outstanding (in 000's)	40,995	43,601	41,007	44,514

Booking Holdings Inc.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Six Months Ended June 30,
	2020	2019
OPERATING ACTIVITIES:
Net (loss) income	$(577)	$1,744
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	229	235
Provision for expected credit losses and chargebacks	322	74
Deferred income tax expense	11	60
Net gains on marketable equity securities	(528)	(468)
Stock-based compensation expense and other stock-based payments	94	162
Operating lease amortization	91	85
Amortization of debt discount and debt issuance costs	33	28
Unrealized foreign currency transaction losses on Euro-denominated debt	22	19
Impairment of goodwill	489	—
Impairment of investment	100	—
Other	3	9
Changes in assets and liabilities, net of effect of acquisition:
Accounts receivable	805	(523)
Prepaid expenses and other current assets	248	(584)
Deferred merchant bookings and other current liabilities	(1,567)	1,513
Other long-term assets and liabilities	(33)	(417)
Net cash (used in) provided by operating activities	(258)	1,937

INVESTING ACTIVITIES:
Purchase of investments	(72)	(580)
Proceeds from sale and maturity of investments	2,997	6,977
Additions to property and equipment	(150)	(199)
Acquisitions and other investments, net of cash acquired	—	(9)
Net cash provided by investing activities	2,775	6,189

FINANCING ACTIVITIES:
Proceeds from revolving credit facility and short-term borrowings	56	437
Repayments of revolving credit facility and short-term borrowings	—	(425)
Proceeds from the issuance of long-term debt	4,108	—
Payments of debt issuance costs	(38)	—
Payments for conversion of debt	(1,244)	—
Payments for repurchase of common stock	(1,294)	(5,491)
Other financing activities	5	(8)
Net cash provided by (used in) financing activities	1,593	(5,487)
Effect of exchange rate changes on cash and cash equivalents and restricted cash and cash equivalents	(19)	(8)
Net increase in cash and cash equivalents and restricted cash and cash equivalents	4,091	2,631
Total cash and cash equivalents and restricted cash and cash equivalents, beginning of period	6,332	2,645
Total cash and cash equivalents and restricted cash and cash equivalents, end of period	$10,423	$5,276

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for income taxes	$61	$949
Cash paid during the period for interest	$92	$101

Booking Holdings Inc.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In millions, except share and per share data) (1)

RECONCILIATION OF TOTAL REVENUES TO NON-GAAP TOTAL REVENUES		Three Months Ended June 30,		Six Months Ended June 30,
		2020	2019	2020	2019
	Total Revenues	$630	3,850	$2,918	$6,687

(a)	Adjustment to merchant revenue	—	(53)	—	—
	Non-GAAP Total Revenues	$630	$3,797	$2,918	$6,687

RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED EBITDA		Three Months Ended June 30,		Six Months Ended June 30,
		2020	2019	2020	2019
	Net income (loss)	$122	$979	$(577)	$1,744

(a)	Adjustment to merchant revenue	—	(53)	—	—
(b)	Adjustment to personnel expenses	—	66	—	66
(c)	Depreciation and amortization	112	119	229	235
(d)	Impairment of goodwill	—	—	489	—
(c)	Interest income	(12)	(34)	(44)	(69)
(c)	Interest expense	96	68	160	134
(e)	Net gains on marketable equity securities	(835)	(17)	(528)	(468)
(f)	Impairment of investment	—	—	100	—
(g)	Remeasurement losses on certain Euro-denominated debt	55	19	22	19
(c)	Income tax (benefit) expense	87	228	64	431

	Adjusted EBITDA	$(376)	$1,373	$(86)	$2,091

	Adjusted EBITDA as a % of Non-GAAP Total Revenues	(59.7)%	36.1%	(2.9)%	31.3%

RECONCILIATION OF NET INCOME (LOSS) TO NON-GAAP NET (LOSS) INCOME AND NON-GAAP NET (LOSS) INCOME PER DILUTED COMMON SHARE		Three Months Ended June 30,		Six Months Ended June 30,
		2020	2019	2020	2019
	Net income (loss)	$122	$979	$(577)	$1,744

(a)	Adjustment to merchant revenue	—	(53)	—	—
(b)	Adjustment to personnel expenses	—	66	—	66
(d)	Impairment of goodwill	—	—	489	—
(e)	Net gains on marketable equity securities	(835)	(17)	(528)	(468)
(f)	Impairment of investment	—	—	100	—
(g)	Remeasurement losses on certain Euro-denominated debt	55	19	22	19
(h)	Amortization of intangible assets	42	44	85	89
(i)	Debt discount amortization related to convertible debt	15	11	26	22
(j)	Tax impact of Non-GAAP adjustments	159	(19)	97	65

	Non-GAAP Net (loss) income	$(443)	$1,028	$(287)	$1,536

	Weighted-average number of diluted common shares outstanding (in 000's) (2)	40,922	43,601	41,007	44,514

	Non-GAAP Net (loss) income per diluted common share	$(10.81)	$23.59	$(6.99)	$34.51

RECONCILIATION OF GAAP TO NON-GAAP WEIGHTED-AVERAGE DILUTED COMMON SHARES OUTSTANDING		Three Months Ended June 30,		Six Months Ended June 30,
		2020	2019	2020	2019
	GAAP weighted-average number of diluted common shares outstanding (in 000's)	40,995	43,601	41,007	44,514

(k)	Adjustment for anti-dilutive shares	(73)	—	—	—

	Non-GAAP weighted-average number of diluted common shares outstanding (in 000's) (2)	40,922	43,601	41,007	44,514

RECONCILIATION OF CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW		Six Months Ended June 30,
		2020	2019
	Net cash (used in) provided by operating activities	$(258)	$1,937

(l)	Additions to property and equipment	(150)	(199)

	Free cash flow	$(408)	$1,738

	Free cash flow as a % of Non-GAAP Total Revenues	(14.0)%	26.0%

(1) Amounts may not total due to rounding.
(2) For the three months ended June 30, 2020, as there was a non-GAAP net loss, the number of basic common shares outstanding is used to calculate non-GAAP earnings per share, as using the number of diluted common shares outstanding would be anti-dilutive.

Notes:
(a)	An immaterial adjustment to merchant revenues related to prior periods due to a correction in the timing of revenue recognition on a component of merchant revenue.
(b)
Adjustment to correct an immaterial error related to the nonpayment of prior-period wage-related tax on compensation paid to certain highly-compensated former employees in the year of separation which is recorded in Personnel expenses.

(c)	Amounts are excluded from Net income to calculate Adjusted EBITDA.
(d)	Impairment of goodwill related to our OpenTable and KAYAK reporting unit is recorded in Operating expenses.
(e)	Net gains or losses on marketable equity securities are excluded from Net income to calculate Non-GAAP Net income and Adjusted EBITDA.
(f)	Impairment of investment in Didi Chuxing equity securities.
(g)
Adjustment for foreign currency transaction gains or losses on our Euro-denominated debt that is not designated as a hedging instrument for accounting purposes is recorded in Foreign currency transactions and other.

(h)	Amortization of intangible assets is recorded in Depreciation and amortization and excluded from Net income to calculate Non-GAAP Net income.
(i)	Non-cash interest expense related to the amortization of debt discount is recorded in Interest expense and is excluded from Net income to calculate Non-GAAP Net income.
(j)	Reflects the tax impact of Non-GAAP adjustments and is excluded from Net income to calculate Non-GAAP Net income.
(k)	Reflects shares that are excluded from the GAAP weighted-average diluted common shares, as these shares would be anti-dilutive given the non-GAAP net loss.
(l)	Additions to property and equipment are included in the calculation of Free cash flow.

For a more detailed discussion of the adjustments described above, please see the section in our press release entitled "Non-GAAP Financial Measures" which provides a definition and information about the use of non-GAAP financial measures.

Booking Holdings Inc.
Statistical Data
In millions(1)
(Unaudited)

Units Sold	2Q18	3Q18	4Q18	1Q19	2Q19	3Q19	4Q19	1Q20	2Q20
Room Nights	191	201	171	217	213	223	191	124	28
Year/Year Growth/(Decline)	12.0%	13.4%	13.0%	10.3%	11.8%	11.0%	11.8%	(42.8)%	(86.7)%

Rental Car Days	21	19	15	18	21	21	16	12	2
Year/Year Growth/(Decline)	1.0%	(0.1)%	(0.6)%	(1.3)%	1.2%	8.5%	11.9%	(36.4)%	(90.4)%

Airline Tickets	2	2	2	2	2	2	2	2	1
Year/Year Growth/(Decline)	5.3%	9.2%	(1.3)%	4.4%	2.4%	(2.5)%	11.3%	(8.0)%	(69.7)%

Gross Bookings(2)	2Q18	3Q18	4Q18	1Q19	2Q19	3Q19	4Q19	1Q20	2Q20
Agency	$19,090	$19,024	$15,230	$19,678	$18,638	$18,118	$14,218	$8,320	$1,535
Merchant	4,807	5,250	4,322	5,732	6,401	7,163	6,495	4,073	771
Total	$23,896	$24,274	$19,552	$25,410	$25,039	$25,281	$20,713	$12,393	$2,306

Gross Bookings Year/Year Growth (Decline)
Agency	6.4%	2.3%	1.4%	(4.4)%	(2.4)%	(4.8)%	(6.6)%	(57.7)%	(91.8)%
Merchant	68.6%	65.7%	45.8%	29.3%	33.2%	36.5%	50.3%	(28.9)%	(88.0)%
Total	14.9%	11.5%	8.7%	1.6%	4.8%	4.1%	5.9%	(51.2)%	(90.8)%
Constant Currency	11%	14%	13%	8%	10%	7%	7%	(50)%	(91)%

	2Q18	3Q18	4Q18	1Q19	2Q19	3Q19	4Q19	1Q20	2Q20
Total Revenues	$3,537	$4,849	$3,213	$2,837	$3,850	$5,040	$3,339	$2,288	$630
Year/Year Growth/(Decline)	19.6%	10.7%	16.3%	(3.1)%	8.9%	3.9%	3.9%	(19.3)%	(83.7)%
Constant Currency	16%	13%	21%	3%	14%	7%	5%	(17)%	(83)%

(1)Amounts may not total due to rounding.

(2) Gross bookings is an operating and statistical metric that captures the total dollar value, generally inclusive of taxes and fees, of all travel services booked by our customers, net of cancellations.